Exhibit 99.1

SCBT Financial Corporation	Sun Bancshares, Inc.

FOR IMMEDIATE RELEASE

July 22, 2005

SCBT Financial Corporation Continues Expansion Along

The South Carolina Coast With Acquisition of Sun Bancshares, Inc.

Columbia, SC and Murrells Inlet, SC - SCBT Financial Corporation (NASDAQ:  SCBT) and Sun Bancshares, Inc. (Pink Sheets: SNBA), the holding company for SunBank, N.A., announced today the signing of a definitive merger agreement under which Sun Bancshares will merge into SCBT in exchange for cash and shares of SCBT common stock.  SunBank, which operates two full service offices in Murrells Inlet and Georgetown and a loan production office in Myrtle Beach, will join SCBT as its third subsidiary bank and will retain its existing board of directors and senior management.  SunBank currently has deposits of approximately $90 million, loans of approximately $82 million and assets exceeding $100 million.

Under terms of the agreement, SCBT will pay consideration of approximately $21.87 million consisting of $4.37 million cash and no more than 564,387 shares of SCBT common stock for Sun Bancshares’ issued and outstanding shares of common stock.  In addition, SCBT anticipates it will pay an aggregate of $2.86 million in cash to the holders of outstanding options and warrants of Sun Bancshares.  The number of SCBT shares of common stock issued in the transaction was determined based upon SCBT’s average closing sales price for a 30-day period preceding the agreement.  The exact composition of cash and SCBT shares of common stock received by Sun Bancshares’ shareholders will be a function of the number of shares of Sun Bancshares common stock issued and outstanding at the effective time of the merger.  Each Sun Bancshares shareholder will receive cash and shares of SCBT common stock on a pro rata basis.  Sun Bancshares had 1,215,000 shares of common stock issued and outstanding at July 21, 2005.  Based upon the foregoing, Sun Bancshares shareholders would receive $3.60 cash and 0.464516 shares (a fixed exchange ratio) of SCBT common stock for each of their issued and outstanding shares.  The transaction price, including cash and SCBT shares exchanged, determined and accounted for on the basis of SCBT’s average closing stock price, represents approximately 230% of Sun Bancshares’ book value as of June 30, 2005.  The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.  As a result, the shares of SCBT common stock received in exchange for Sun Bancshares common stock are expected to be transferred on a tax-free basis.

The agreement has been approved by the board of directors of each company, and is subject to regulatory approvals and the affirmative vote of the holders of the majority of the outstanding shares of Sun Bancshares.  The transaction is anticipated to close in the fourth quarter of 2005 and is expected to be less than 1% dilutive to SCBT’s 2006 GAAP earnings per share and accretive in 2007.

“This is a great opportunity for two community banks to partner and for both to expand at a faster rate to serve the rapidly growing coastal area of South Carolina.  We are excited about our partnership with SunBank and the opportunity to further expand our company and our community bank philosophy across South Carolina,” said Robert R. Hill, Jr., president and chief executive officer of SCBT Financial Corporation.  “Georgetown and Horry are two of the fastest growing counties in our state and the Southeast.  SCBT will now serve all but one of South Carolina’s coastal counties.”

The transaction builds on SCBT’s coastal presence by adding two well-placed branches located in Murrells Inlet and Georgetown in fast-growing Georgetown County, and a loan production office in Myrtle Beach, Horry County.  Upon completion of the merger, SCBT will have three subsidiary banks serving coastal, central and upstate South Carolina, with total assets of more than $1.8 billion, and 39 offices in 14 counties.

“SunBank and SCBT share the same business philosophy.  By merging our two holding companies, we can offer expanded financial products and services, especially as it relates to lending.  We will now have the ability to handle much larger credit needs than we could before for our existing and prospective commercial clients,” said Thomas Bouchette, president and chief executive officer of Sun Bancshares, Inc.  “In addition, our customers will be able to take advantage of SCBT’s branch network across the state.”

“Tommy is a talented banker and will continue to be able to offer local and quick decisions as the CEO of SunBank,” said Hill.  “We will also welcome Dalton B. Floyd, Jr., chairman of the board of Sun Bancshares, to SCBT’s board of directors.”

SCBT was advised by McColl Partners, LLC, Charlotte, NC, and was represented by Nelson Mullins Riley and Scarborough, LLP, Greenville, SC.  Sun Bancshares was advised by The Orr Group, LLC, Winston-Salem, NC, and was represented by Powell Goldstein LLP, Atlanta, GA.

SCBT will file a registration statement and other relevant documents concerning the transaction with the Securities Exchange Commission and appropriate state and federal banking authorities as soon as is practical.  Sun Bancshares will prepare a proxy statement and other relevant documents concerning the proposed transaction for its shareholders.  Sun Bancshares shareholders are urged to read such proxy and registration statements regarding the proposed transaction as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because these will contain important information.  You will be able to obtain a free copy of the registration statement, as well as other filings containing information about SCBT Financial Corporation, at the SEC’s Internet site (http://www.sec.gov).  The documents can also be obtained, without charge, by directing a written request to SCBT Financial Corporation, Post Office Box 1030, Columbia, South Carolina 29202, Attention: Richard C. Mathis, chief financial officer.

SCBT Financial Corporation

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company’s two subsidiary banks are South Carolina Bank and Trust, N.A., the 4th largest bank headquartered in South Carolina, and South Carolina Bank and Trust of the Piedmont, N.A.  Serving the needs of South Carolinians for over 70 years, SCBT Financial Corporation currently operates 36 financial centers in 12 South Carolina counties and has assets of nearly $1.7 billion.  More information can be found at www.SCBandT.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about the benefits of the merger between SCBT Financial Corporation and Sun Bancshares, Inc. including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger, as well as statements with respect to SCBT’s and Sun Bancshares plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses of SCBT and Sun Bancshares will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, difficulties in maintaining relationships with employees; the risk of obtaining necessary governmental approvals of the merger on the proposed terms and schedule; and the risk that Sun Bancshares’ shareholders will not approve the merger; increased competitive pressures and solicitations of Sun Bancshares’s customers by competitors in the highly competitive Georgetown and Horry County markets of South Carolina market.

All written or oral forward looking statements attributable to SCBT and Sun Bancshares are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in SCBT’s annual report on Form 10-K for the year ended December 31, 2004 under “Forward-Looking Statements,” and otherwise in SCBT’s SEC reports and filings.  Such reports are available upon request from SCBT or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

This press release does not constitute an offer to buy, or a solicitation of an offer to sell, shares of Sun Bancshares common stock, or the solicitation of any proxies from Sun Bancshares shareholders.

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Contacts:

SCBT Financial Corporation:  — (803) 765-4629

Robert R. Hill, Jr., President and Chief Executive Officer

Richard C. Mathis, Executive Vice President and Chief Financial Officer

Sun Bancshares, Inc.: —  (843) 652-7015

Thomas Bouchette, President and Chief Executive Officer

Randy L. Carmon, Executive Vice President and Chief Financial Officer

SCBT Financial Corporation / Sun Bancshares, Inc.

Merger Fact Sheet

July 22, 2005

Transaction Summary:

Anticipated to close fourth quarter of 2005.

Expected to be less than 1% dilutive to GAAP earnings in 2006 and accretive in 2007.

Price premium is 5.9% to Sun Bancshares closing stock price on July 21, 2005.

Price to book value is approximately 2.3X.

Price to June 2005 YTD annualized earnings is approximately 38X.

80% common stock / 20% cash for outstanding shares.

Post merger cost savings are estimated to be 22% annually.

Post Merger, the Combined Company Will Have:

In excess of $1.8 billion in assets.

In excess of $1.4 billion in loans.

In excess of $1.4 billion in deposits.

4th largest banking company headquartered in South Carolina.

Total pro forma market capitalization of approximately $290 million, based on post-merger pro forma shares outstanding and current (July 21) SCBT market price.

Approximately 8.6 million shares outstanding on a pro forma basis.

39 offices in 14 South Carolina counties.